UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 25, 2008

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

162 FIFTH AVENUE

SUITE 900

NEW YORK, NY 10010

(Address of principal executive offices and zip code)

(212) 994-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On April 25, 2008, Antigenics Inc. (the “Company”) issued 1,585,197 shares (the “Shares”) of its common stock, par value $0.01 per share, to Fletcher International, Ltd. (“Fletcher”) upon conversion by Fletcher of 10,000 shares of the Company’s Series B-1 Convertible Preferred Stock.

The Shares are registered under the Securities Act of 1933, as amended, on the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-118175).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: April 25, 2008	By:	/s/ Shalini Sharp
Name: Shalini Sharp Title: Chief Financial Officer